Exhibit 99.2

BOYD GAMING CORPORATION
RESTATED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited)

	Three Months Ended				For the Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
(In thousands, except per share data)	2017	2017	2017	2017	2017
Revenues
Gaming	$443,945	$437,125	$428,852	$430,346	$1,740,268
Food and beverage	86,605	87,644	84,996	87,134	346,379
Room	46,850	47,834	47,600	44,511	186,795
Other	32,665	31,521	30,094	33,097	127,377
Net revenues	610,065	604,124	591,542	595,088	2,400,819
Operating costs and expenses
Gaming	191,933	189,620	188,044	190,015	759,612
Food and beverage	84,348	84,427	82,942	83,789	335,506
Room	21,307	21,442	21,845	20,594	85,188
Other	21,415	21,119	19,966	21,115	83,615
Selling, general and administrative	91,613	93,037	91,288	86,099	362,037
Maintenance and utilities	26,399	25,864	30,244	26,955	109,462
Depreciation and amortization	53,964	52,563	55,201	55,794	217,522
Corporate expense	20,798	23,251	19,339	24,760	88,148
Project development, preopening and writedowns	2,972	2,784	2,975	5,723	14,454
Impairment of assets	—	—	—	(426)	(426)
Other operating items, net	486	463	758	193	1,900
Total operating costs and expenses	515,235	514,570	512,602	514,611	2,057,018
Operating income	94,830	89,554	78,940	80,477	343,801
Other expense (income)
Interest income	(460)	(455)	(452)	(451)	(1,818)
Interest expense, net of amounts capitalized	43,674	42,728	43,309	43,397	173,108
Loss on early extinguishments and modifications of debt	156	378	319	729	1,582
Other, net	111	559	(139)	(715)	(184)
Total other expense, net	43,481	43,210	43,037	42,960	172,688
Income from continuing operations before income taxes	51,349	46,344	35,903	37,517	171,113
Income tax (provision) benefit	(16,273)	(18,652)	(12,746)	44,556	(3,115)
Income from continuing operations, net of tax	35,076	27,692	23,157	82,073	167,998
Income from discontinued operations, net of tax	375	21,017	—	—	21,392
Net income	$35,451	$48,709	$23,157	$82,073	$189,390

BOYD GAMING CORPORATION
RESTATED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)

	Three Months Ended				For the Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2017	2017	2017	2017	2017
Basic net income per common share (b)
Continuing operations	$0.31	$0.24	$0.20	$0.72	$1.46
Discontinued operations	—	0.18	—	—	0.19
Basic net income per common share	$0.31	$0.42	$0.20	$0.72	$1.65
Weighted average basic shares outstanding	115,269	115,225	114,836	114,506	114,957

Diluted net income per common share (b)
Continuing operations	$0.31	$0.24	$0.20	$0.71	$1.45
Discontinued operations	—	0.18	—	—	0.19
Diluted net income per common share	$0.31	$0.42	$0.20	$0.71	$1.64
Weighted average diluted shares outstanding	115,902	115,923	115,501	115,205	115,628
__________________________________________
(a) Restated results reflect the adoption of the new revenue recognition standard, which the Company has adopted by applying the full retrospective method.
(b) Because income per share amounts are calculated using the weighted average number of common and dilutive common equivalent shares outstanding during each quarter, the sum of the per share amounts for the four quarters may not equal the total income per share amounts for the full year.

BOYD GAMING CORPORATION
RESTATED SUPPLEMENTAL INFORMATION (a)
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended				For the Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
(In thousands)	2017	2017	2017	2017	2017
Net Revenues by Reportable Segment
Las Vegas Locals	$222,241	$216,673	$209,666	$219,797	$868,377
Downtown Las Vegas	60,947	59,632	58,781	65,081	244,441
Midwest and South	326,877	327,819	323,095	310,210	1,288,001
Net revenues	$610,065	$604,124	$591,542	$595,088	$2,400,819

Adjusted EBITDA by Reportable Segment
Las Vegas Locals	$65,914	$63,300	$56,296	$64,396	$249,906
Downtown Las Vegas	13,701	12,545	11,595	16,772	54,613
Midwest and South	94,313	93,730	90,135	86,280	364,458
Property Adjusted EBITDA	173,928	169,575	158,026	167,448	668,977
Corporate expense	(18,163)	(18,207)	(17,480)	(19,196)	(73,046)
Adjusted EBITDA	155,765	151,368	140,546	148,252	595,931

Other operating costs and expenses
Deferred rent	430	257	290	290	1,267
Depreciation and amortization	53,964	52,563	55,201	55,794	217,522
Share-based compensation expense	3,083	5,747	2,382	6,201	17,413
Project development, preopening and writedowns	2,972	2,784	2,975	5,723	14,454
Impairment of assets	—	—	—	(426)	(426)
Other operating items, net	486	463	758	193	1,900
Total operating costs and expenses	60,935	61,814	61,606	67,775	252,130
Operating income	94,830	89,554	78,940	80,477	343,801
Other expense (income)
Interest income	(460)	(455)	(452)	(451)	(1,818)
Interest expense, net of amounts capitalized	43,674	42,728	43,309	43,397	173,108
Loss on early extinguishments and modifications of debt	156	378	319	729	1,582
Other, net	111	559	(139)	(715)	(184)
Total other expense, net	43,481	43,210	43,037	42,960	172,688
Income from continuing operations before income taxes	51,349	46,344	35,903	37,517	171,113
Income tax (provision) benefit	(16,273)	(18,652)	(12,746)	44,556	(3,115)
Income from continuing operations, net of tax	35,076	27,692	23,157	82,073	167,998
Income from discontinued operations, net of tax	375	21,017	—	—	21,392
Net income	$35,451	$48,709	$23,157	$82,073	$189,390
__________________________________________
(a) Restated results reflect the adoption of the new revenue recognition standard, which the Company has adopted by applying the full retrospective method.